UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K
                               __________________


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 26, 2005

                                   CLARK, INC.
             (Exact Name of Registrant as Specified in its Charter)


                 DELAWARE                             001-31256                         52-2103926
       (State or other jurisdiction            (Commission file number)              ( I.R.S. employer
             of incorporation)                                                       identification no.)

      102 SOUTH WYNSTONE PARK DRIVE
        NORTH BARRINGTON, ILLINOIS                                                         60010
 (Address of principal executive offices)                                                (Zip Code)

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       Registrant's telephone number, including area code: (847) 304-5800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange
                  Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 26, 2005, Clark, Inc. (the "Company") and Clark Consulting, Inc., a subsidiary of the Company, and Thomas M. Pyra entered into an amendment to that certain Employment Agreement by and between Clark Consulting, Inc. and Mr. Pyra effective January 1, 2004 (the "Agreement"). The amendment to the Agreement is effective as of April 26, 2005 and made the following changes:

         o Appointed Mr. Pyra to serve as President of the Company and Clark Consulting, Inc.; and

         o Adds a provision that entitles Mr. Pyra to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code.

         The above description of the amendment to the Agreement is a summary of the material terms of the amendment to the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the amendment to the Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

         In addition to the provisions described above, the Agreement already provided that the term of the Agreement continues for one year and absent notice of termination, is automatically renewed every November 1 for an additional year, such that there is always one year remaining in the term of the Agreement. The original Agreement provided for a base salary of $330,000 with the salary level at December 31, 2004 of $525,000, which is reviewed annually by the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Pyra is eligible to receive a bonus of up to 150% of his base salary, which is determined based on Company performance. The Agreement also provides for Mr. Pyra's participation in the Company's incentive and benefit plans as well as a car allowance. Mr. Pyra is subject to non-competition, non-solicitation and confidentiality provisions. The Agreement may be terminated immediately by the Company for "cause" or by Mr. Pyra for constructive termination, which includes change of control provisions (as such terms are defined in the Agreement).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (c) On April 26, 2005, the Company appointed Mr. Pyra to President of both the Company and its subsidiary, Clark Consulting, Inc., effective immediately. In addition to holding the position of President, Mr. Pyra will continue as the Chief Operating Officer of the Company and Clark Consulting, Inc.

         Mr. Pyra, 52, has filled the role of the Chief Operating Officer of the Company since October 1999 and previously as Chief Financial Officer since July 1998. Prior to joining the Company, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997 through July 1998. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

         Mr. Pyra has also served as a Director of the Company since February 2005. His current term as a director of the Company expires at the 2006 Annual Meeting of Stockholders.

         A brief description of the material terms of Mr. Pyra's employment agreement, as amended, is hereby incorporated by reference from Item 1.01 above.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CLARK, INC.


Date:  May 2, 2005                                   By: /s/Jeffrey W. Lemajeur
                                                         -----------------------
                                                         Jeffrey W. Lemajeur
                                                         Chief Financial Officer


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